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                                                                    EXHIBIT 3.45

                            ARTICLES OF INCORPORATION

                                       OF

                             CLODINE PROPERTIES INC.

                                   Article One

          The name of the corporation is CLODINE PROPERTIES INC.

                                   Article Two

          The period of the Corporation's duration is perpetual.

                                  Article Three

          The purpose for which the Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  Article Four

          The aggregate number of shares which the corporation shall have authority to issue is 1,000 shares with a par value of $1.00 per share.

                                  Article Five

          The corporation shall not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done, or property actually received.

                                   Article Six

     The street address of the initial registered office of the Corporation is 350 N. St. Paul Street, Suite 2900, Dallas, Texas 75201, and the name of its initial registered agent at such address is CT Corporation Systems.

Articles of Incorporation of Clodine Properties Inc.                      Page 1

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                                 Article Seven

          The number of Directors constituting the initial Board of Directors of the Corporation is three (3), and the names and addresses of the persons who are to serve as Directors until the first annual meeting of the members or until their successors are elected and qualified are:

          Richard M. Fowler                               7610 Stemmons Freeway
                                                          Dallas, Texas 75247

          James R. McCraw                                 7610 Stemmons Freeway
                                                          Dallas, Texas 75247

          Robert C. Moore                                 7610 Stemmons Freeway
                                                          Dallas, Texas 75247

                                  Article Seven

     The name and street address of the person incorporating the corporation is:

                               Julie L. Henderson
                               7610 Stemmons Freeway
                               Dallas, Texas 75247

                                                     Incorporator:


                                                     /s/ Julie L. Henderson
                                                     ---------------------------
                                                     Julie L. Henderson

Articles of Incorporation of Clodine Properties Inc.                      Page 2

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STATE OF TEXAS    (S)
                  (S)
COUNTY OF DALLAS  (S)

     I, a Notary Public, do hereby certify that on this 5th day of November, 1993, personally appeared before me JULIE L. HENDERSON, who being by me first duly sworn, declared that she is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.


                                                  /s/ Gwynn E. Herrick
                                                  ------------------------------
                                                  Gwynn E. Herrick
                                                  Notary Public in and for the
                                                  State of Texas

My Commission Expires:


                                                  [SEAL]

                                                  GWYNN E. HERRICK
                                                  Notary Public
                                                  STATE OF TEXAS
                                                  My Comm., Exp. SEPT 2, 1995

Articles of Incorporation of Clodine Properties Inc.                      Page 3